Exhibit 10(v)

Summary of Sprint Retention Program

The purpose of the Sprint retention program is to retain certain critical officers and other employees pending the proposed merger with Nextel Communications, Inc. and the contemplated spin-off of Sprint’s local telecommunications business and for a period of one year after these events. The Sprint retention program provides that Sprint’s executive officers, other than Messrs. Forsee and Lauer, are eligible for retention payments equal to 100% of their respective annual base salary and target short-term incentive bonus as of January 17, 2005. Under the terms of Sprint’s retention program, Robert J. Dellinger, Howard E. Janzen, Timothy E. Kelly, Michael W. Stout, Thomas A. Gerke, Kathryn A. Walker, Gene M. Betts, William R. Blessing, James G. Kissinger and John P. Meyer are eligible to receive retention payments equal to one-half of their annual base salary at the time of completion of the merger or an intervening business combination. They are entitled to receive a second retention payment equal to one-half of their annual base salary, plus the amount of their target short-term incentive bonus, on the first anniversary of completion of the merger or an intervening business combination. If one of these executive officers is involuntarily terminated other than for cause, the executive officer will receive the retention payment on the executive officer’s last day worked or the date on which the merger or intervening business combination is completed, whichever is later. Michael B. Fuller, President-Local Telecommunications Division, is eligible to receive one-half of his annual base salary retention payment at the time of completion of the contemplated spin-off. The balance of his base salary retention payment and the short-term incentive bonus payment are payable on the first anniversary of completion of the contemplated spin-off. If he is involuntarily terminated other than for cause, the retention payment will be made on his last day worked or the date of completion of the contemplated spin-off following the merger, whichever is later. If any covered executive officer voluntarily terminates his or her employment or is terminated for cause before a retention payment is made, the executive officer will not receive that retention payment. No retention payments will be made under the Sprint retention program if neither the merger nor an intervening business combination is completed, and no retention payments will be made to Mr. Fuller if the contemplated spin-off is not completed.

In addition, if the merger is completed and a participating executive officer, other than Mr. Fuller, is involuntarily terminated other than for cause before the first anniversary of completion of the merger, all stock options, restricted stock, restricted stock units and any other equity based awards held by the executive officer for at least one year at the end of the executive officer’s severance period will fully vest on the last day of the severance period as long as that day is on or after the date the merger is completed. If Mr. Fuller is involuntarily terminated other than for cause before the first anniversary of completion of the contemplated spin-off, all equity based awards held by him for at least one year at the end of his severance period will fully vest on the last day of the severance period as long as that day is on or after the date the merger is completed; however, if the contemplated spin-off does not occur, he will be entitled to acceleration of his equity based awards only if the involuntary termination occurs before the first anniversary of the merger.

The Sprint retention program also provides other eligible officers with retention payments of up to 100% of their annual base salaries. Certain eligible officers may also be eligible to receive retention payments of up to the amount of their target short-term incentive bonus. Eligible officers who are involuntarily terminated other than for cause before the first anniversary of completion of the merger or the contemplated spin-off, as applicable, will be entitled to acceleration of vesting of their equity based awards. An officer who accepts a position with the company resulting from the contemplated spin-off will not be considered to have been involuntarily terminated, and will therefore not receive accelerated vesting of equity based awards, due to acceptance of that position.